NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                  401(K) RETIREMENT PLAN

                  ACCOUNT ELECTION FORM
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Name _____________________ Social Security Number ______________

I _______________________ a Newport Federal 401(K) participant, direct the trustee to buy (whole shares) of Newport Federal
Savings and Loan Association common stock as permitted by
section 17(d) of the plan adoption agreement.



                     AUTHORIZATION
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________________________________     __________________________
Date                                 Participant's Signature



Received by:____________________     Date Received ____________
             Plan Administrator



Received by:________________________ Date Received ____________
            Home Federal Bank of TN

         NEWPORT FEDERAL SAVINGS AND LOAN ASSOCIATION
                     401(k) RETIREMENT PLAN
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                   Investment Election Form
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Participant Information:
-----------------------

Name: _____________________________  SSN: ___________________
Address: ____________________________________________________

INVESTMENT CHANGE
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     ELECTION TO CHANGE INVESTMENT FUNDS.  I direct that as soon as practicable after the date on which Home Federal Bank of Tennessee (the "Trustee") receives this Investment Election Form, my prior investment elections with respect to the Common Stock Fund shall be revised in the following manner:

           ________% (rounded to the next lower whole share) of the shares of Common Stock of United Tennessee Bankshares, Inc. that are allocated to my account under the Plan shall be transferred out of the Common Stock Fund and reinvested (in cash), in the Trustee's sole discretion, among the Plan's other investment funds.

Participant's Signature: ________________________  Date: _______

EMPLOYER USE ONLY


Date received    Authorized Signature   Effective Date of Change

________________________________________________________________

NOTE: Investment Election Forms may be submitted to the Company's Executive Offices by 5:00 p.m. EST on any business day.